                                                                      EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT
     We consent to the incorporation by reference in Registration Statement Nos. 33-35098 and 33-35099 of Flagstar Companies, Inc. on Form S-8 of our report dated February 14, 1996 appearing in this Annual Report on Form 10-K of Flagstar Companies, Inc. for the year ended December 31, 1995.
DELOITTE & TOUCHE LLP
Greenville, South Carolina
March 29, 1996